UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2015

UNITED STATES CELLULAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9712	62-1147325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8410 West Bryn Mawr, Chicago, Illinois		60631
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (773) 399-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 21, 2015, United States Cellular Corporation (“U.S. Cellular” or the “Company”) entered into a $225,000,000 Credit Agreement by and among U.S. Cellular as Borrower, CoBank, ACB as Administrative Agent, and the other lenders party thereto and identified therein (“Term Loan Credit Agreement”).

The Term Loan Credit Agreement provides U.S. Cellular with a $225 million senior term loan credit facility for general corporate purposes, including working capital, spectrum purchases and capital expenditures.

Borrowings under the Term Loan Credit Agreement bear interest, at U.S. Cellular’s option, either at a LIBOR rate or at an alternative base rate, plus an applicable margin. U.S. Cellular's interest costs under the Term Loan Credit Agreement are based on credit ratings from Standard & Poor’s Rating Services, Moody’s Investor Services or Fitch Ratings. If U.S. Cellular’s credit ratings were lowered, the credit facility would not cease to be available solely as a result of a decline in its credit ratings.

The two financial covenants described below are included in the Term Loan Credit Agreement:

1.       Consolidated Interest Coverage Ratio (the ratio of Consolidated EBITDA to Consolidated Interest Charges) may not be less than 3.00 to 1 as of the end of any fiscal quarter.

2.       Consolidated Leverage Ratio (the ratio of Consolidated Funded Indebtedness to Consolidated EBITDA) may not be greater than the ratios indicated for each period specified below:

Period	Ratios
Through December 31, 2015	3.75 to 1.00
From January 1, 2016 through June 30, 2016	3.50 to 1.00
From July 1, 2016 through December 31, 2016	3.25 to 1.00
From January 1, 2017 and thereafter	3.00 to 1.00

The term loan under the Term Loan Credit Agreement will be unsecured except for a lien on all equity which U.S. Cellular may have in the loan administrative agent, CoBank ACB, subject to certain limitations.

The Term Loan Credit Agreement provides, among other things, that U.S. Cellular may not, and may not cause or permit any of its subsidiaries to sell, or incur or permit to exist any liens on, any property or assets now owned or hereafter acquired by U.S. Cellular or by any such subsidiary, make investments, effect mergers or other fundamental changes, make dividends, distributions or other restricted payments, or enter into transactions with affiliates, other than as expressly excepted in the Term Loan Credit Agreement.

The Term Loan Credit Agreement includes representations and warranties, covenants, events of default and other terms and conditions that are substantially similar to U.S. Cellular’s existing revolving credit agreement.

A Change in Control, as such term is defined in the Term Loan Credit Agreement, of TDS or U.S. Cellular would constitute a default and would require all borrowings outstanding under the Term Loan Credit Agreement to be repaid.

The continued availability of the Term Loan Credit Agreement requires U.S. Cellular to comply with certain negative and affirmative covenants, maintain the above financial ratios and provide representations on certain matters at the time of each borrowing.

The Term Loan Credit Agreement permits U.S. Cellular to make one or more borrowings aggregating up to $225,000,000 from the agreement date through the six month anniversary of the agreement date, or July 21, 2015.  Currently, no borrowings have been made under the Term Loan Credit Agreement.

Amounts borrowed under the Term Loan Credit Agreement will be due and payable in quarterly installments of $2,812,500 beginning on March 31, 2016 through December 31, 2021, and the remaining unpaid balance will be due and payable in full on the seventh anniversary of the agreement date, or January 21, 2022.

The foregoing brief description is qualified by reference to the copy of the Term Loan Credit Agreement attached hereto as Exhibit 4.1, which is incorporated herein by reference, and which identifies all the lenders thereto.

Some of the lenders and/or agent under the Term Loan Credit Agreement and/or their affiliates may have various relationships with U.S. Cellular’s parent, Telephone and Data Systems, Inc. (“TDS”), U.S. Cellular and their subsidiaries involving banking or other financial services, including checking, cash management, brokerage, lending, investment banking, depository, indenture trustee and/or other services, including serving as a lender under the TDS and/or U.S. Cellular revolving credit agreements.

In connection with the Term Loan Credit Agreement, U.S. Cellular and TDS entered into a Subordination Agreement dated January 21, 2015 together with CoBank, ACB, as Administrative Agent. Pursuant to this Subordination Agreement, (a) any consolidated funded indebtedness from U.S. Cellular to TDS will be unsecured and (b) any (i) consolidated funded indebtedness (other than Refinancing Indebtedness as defined in the Subordination Agreement) in excess of $105,000,000, and (ii) Refinancing Indebtedness in excess of $250,000,000, will be subordinated and made junior in right payment to the prior payment in full of obligations to the lenders under the Term Loan Credit Agreement. As of the date of this Form 8-K, there is no outstanding funded indebtedness of U.S. Cellular that is subordinated pursuant to the Subordination Agreement.  The form of the Subordination Agreement is attached as an exhibit to the Term Loan Credit Agreement attached hereto as Exhibit 4.1.

In reviewing the agreements included as exhibits to this report, please note that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. Certain of the agreements contain representations and warranties by one or more of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•               should not in any instance be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•               may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•               may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•               were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in the Registration Statement and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation
(Registrant)

Date:	January 23, 2015

By:	/s/ Steven T. Campbell
Steven T. Campbell
Executive Vice President - Finance,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description

4.1	Term Loan Credit Agreement, dated as of January 21, 2015